McCurdy & Associates CPA'S, Inc.
                                27955 Clemens Rd.
                              Westlake, Ohio 44145


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated September 18, 2001 for the Azzad/Dow Jones Ethical Market Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 4 to the Registration Statement for the Azzad/Dow Jones Ethical Market Fund (Registration Number 333-20177 Investment Company Act Number 811-08021), including the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Accountants" in the Statements of Additional Information of the Azzad/Dow Jones Ethical Market Fund.


/s/ McCudy & Associates CPA's, Inc.

McCudy & Associates CPA's, Inc.
Westlake, Ohio
November 5, 2001

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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our Firm, under the caption of "Independent Auditors" in Post-Effective Amendment No.4 to the Registration Statement of Azzad Funds.

                                    TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
November 5, 2001